Filed Pursuant to Rule 424(b)(2)
                                                     Registration No. 333-132747
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                                 PROSPECTUS SUPPLEMENT
                                 (To Prospectus dated March 27, 2006)
Bearish Callable Notes
UBS AG $11,250,000 NOTES LINKED TO THE PHLX HOUSING SECTOR(SM) INDEX DUE JUNE 6, 2008

Issuer (Booking Branch):         UBS AG (Jersey Branch)

Maturity Date:                   June 6, 2008 (Investment term of 2 years)

Coupon: We will not pay you interest during the term of the Notes.

Underlying Index:                The return on the Notes is linked to the
                                 performance of the PHLX Housing Sector(SM)
                                 Index (the "Index"). The Index is designed to measure the stock price performance of twenty companies whose primary lines of business are directly associated with the United States housing construction markets.

Call Feature:                    The Notes will be called if the  closing  level
                                 of the Index on either Observation Date is below the Index Starting Level.

Observation Dates:               May 31, 2007 and May 30, 2008.

Called Return if Notes           If we call the Notes you will receive the Call
are called:                      Price for the applicable Observation Date. The
                                 Call Price is equal to $10 x (1 + Called
                                 Return) for each $10 principal amount of the Notes. The Called Return will be a simple return of 20% per annum:

                                                                        CALL
                                  OBSERVATION                          PRICE
                                      DATE        CALLED RETURN     (PER $10.00)
                                  ----------------------------------------------
                                   May 31, 2007       20.0%             $12.00
                                   May 30, 2008       40.0%             $14.00

Settlement Amount if             At maturity, if we do not call the Notes, you
Notes are NOT called:            will receive a cash payment per $10 principal
                                 amount of your Notes equal to the GREATER of:

                                 (I) $5.00 OR (II) $10.00 X (1-INDEX RETURN).

                                 IF THE NOTES ARE NOT CALLED, YOU WILL LOSE SOME OF YOUR INVESTMENT. SPECIFICALLY, FOR EVERY 1% INCREASE IN THE INDEX FROM THE INDEX STARTING LEVEL OVER THE TERM OF THE NOTES, YOU WILL LOSE 1% OF YOUR PRINCIPAL AMOUNT, UP TO A MAXIMUM LOSS ON THE NOTES OF 50%.

                                 For a description of how your payment at maturity will be calculated, see "How to determine the return on the Notes" on page S-4 and "Specific Terms of the Notes--Payment upon a Call or at Maturity" on page S-26.

Index Return:                    Index Ending Level - Index Starting Level
                                 -----------------------------------------
                                           Index Starting Level

Index Starting Level:            229.56, the closing level of the Index on May
                                 24, 2006 (the "trade date").

Index Ending Level:              The closing level of the Index on May 30, 2008
                                 (the "final valuation date").

No Listing:                      The Notes will not be listed or displayed on
                                 any securities exchange, the Nasdaq National
                                 Market System or any electronic communications network.

CUSIP Number:                    G91654635

SEE "RISK FACTORS" BEGINNING ON PAGE S-6 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                           Price to       Underwriting      Proceeds to
                            Public          Discount          UBS AG
Per Note ............        100%             2.25%           97.75%
Total ...............     $11,250,000       $253,125        $10,996,875


UBS INVESTMENT BANK                UBS FINANCIAL SERVICES INC.        [UBS LOGO]
Prospectus Supplement dated May 24, 2006

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Prospectus Supplement Summary


THE FOLLOWING IS A SUMMARY OF TERMS OF THE NOTES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE NOTES. THE INFORMATION IN THIS
SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE BEARISH CALLABLE NOTES?

The Bearish Callable Notes (the "Notes") are medium-term notes issued by UBS that are designed for investors who believe that the level of the PHLX Housing Sector(SM) Index (the "Index") will decrease over the term of the Notes. Investors must be willing to risk losing up to 50% of their principal amount invested if the level of the Index increases over the term of the Notes and to accept that they will receive a positive return on their Notes only if the Index closes below the Index Starting Level on an Observation Date including the final valuation date. Investors must also be willing to forego interest payments on the Notes.

The Notes will be called if the closing level of the Index on either Observation Date is below the Index Starting Level. If we call the Notes, you will receive the Call Price for the applicable Observation Date. The Call Price is equal to $10 x (1 + Called Return) for each $10 principal amount of the Notes. The Called Return will be a simple return of 20% per annum.

If the Notes are not called, at maturity you will receive a negative return on your investment consisting of a cash payment per $10 principal amount of the Notes based on the Index Return. The payment at maturity will be reduced by 1% for every 1% gain in the Index, subject to a maximum loss of 50% of the principal amount of the Notes. Therefore, if the Index Return is POSITIVE, you will receive a NEGATIVE return on your Notes. For example, if the Index increases by 10% over the term of the Notes (an Index Return of 10%), you will receive a NEGATIVE return of 10% on the Notes.

FOR EVERY 1% INCREASE IN THE INDEX FROM THE INDEX STARTING LEVEL OVER THE TERM OF THE NOTES, YOU WILL LOSE 1% OF YOUR PRINCIPAL AMOUNT, UP TO A MAXIMUM LOSS ON THE NOTES OF 50%.

For a description of how the Index Return and your payment at maturity will be calculated, see "How to determine the return on the Notes" on page S-4 and "Specific Terms of the Notes--Payment upon a Call or at Maturity" on page S-26.

WHAT IS THE INDEX?

The Index is a modified capitalization-weighted index designed to measure the stock price performance of twenty companies whose primary lines of business are directly associated with the United States housing construction market (the "Index Constituent Stocks"). The Index composition includes residential builders, suppliers of aggregate, lumber and other construction materials, manufactured housing and mortgage insurers. The Index (index symbol "HGX") is published by the Philadelphia Stock Exchange (the "PHLX") and was established on December 31, 2001.

The following chart provides the ticker symbol, the weighting percentage and the primary trading exchange for each of the Index Constituent Stocks as of May 24, 2006:

 TICKER        NAME                           % WEIGHT         PRIMARY EXCHANGE
  -----        -----                          ---------        ----------------
  ASD       American Standard Cos Inc           5.59%                NYSE
  BZH       Beazer Homes USA Inc                4.20%                NYSE
  CTX       Centex Corp                         4.07%                NYSE
  CHB       Champion Enterprises Inc            4.23%                NYSE
  DHI       DR Horton Inc                       5.53%                NYSE
  HOV       Hovnanian Enterprises Inc           5.68%                NYSE

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 TICKER         NAME                           % WEIGHT         PRIMARY EXCHANGE
  -----         -----                          ---------        ----------------
  KBH        KB Home                              4.25%               NYSE
  LEN        Lennar Corp                          5.36%               NYSE
  MAS        Masco Corp                           8.32%               NYSE
  MDC        MDC Holdings Inc                     3.88%               NYSE
  MTH        Meritage Homes Corp.                 0.98%               NYSE
  PMI        The PMI Group Inc                    4.56%               NYSE
  PHM        Pulte Homes Inc                      5.69%               NYSE
  RDN        Radian Group Inc                     3.69%               NYSE
  RYL        Ryland Group Inc                     3.42%               NYSE
  SPF        Standard Pacific Corp                4.24%               NYSE
  TIN        Temple-Inland Inc                    5.04%               NYSE
  TOL        Toll Brothers Inc                    5.51%               NYSE
  VMC        Vulcan Materials Co                  5.14%               NYSE
  WY         Weyerhaeuser Co                     10.63%               NYSE

An investment in the Notes does not entitle you to any dividends, voting rights or any other ownership interest in the Index Constituent Stocks.

SELECTED PURCHASE CONSIDERATIONS

> EXPOSURE TO NEGATIVE INDEX RETURNS--The Notes are designed for investors who believe that the Index will decrease over the term of the Notes and who are willing to risk losing up to 50% of their principal amount if the level of the Index increases over the term of the Notes. You will receive a POSITIVE return on your Notes only if the Notes are called because the Index has closed below the Index Starting Level on an Observation Date.

> PARTIAL PRINCIPAL PROTECTION--Your payment at maturity will be reduced by 1% for every 1% increase in the Index Return; however, you will not lose more than 50% of your principal amount regardless of the performance of the Index.

> CALLABLE--The Notes must be called if the Index closes below the Index Starting Level on either Observation Date, including the final valuation date.

> DIVERSIFICATION--The Notes may provide diversification within the equity portion of your portfolio through exposure to an index of stocks directly associated with the United States housing construction market.

> MINIMUM INVESTMENT--Your minimum investment is 100 Notes at a principal amount of $10.00 per Note (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

WHAT ARE SOME OF THE RISKS OF THE NOTES?

An investment in the Notes involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" on page S-6.

> YOU MAY LOSE UP TO 50% OF YOUR PRINCIPAL--The return on the Notes depends on the Index declining in value and you may lose some of your investment if the Index level increases. The payment to you at maturity will be reduced by 1% for every 1% gain in the Index, subject to a maximum loss of 50% of the principal amount of the Notes.

> PARTIAL PRINCIPAL PROTECTION ONLY IF YOU HOLD YOUR NOTES TO MATURITY--You should be willing to hold your notes to maturity. If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a significant discount and will not receive any principal protection.

> THE CALL FEATURE LIMITS YOUR POTENTIAL RETURN--The appreciation potential of the Notes is limited to the pre-specified Called Return, regardless of the performance of the Index. In addition, since the Notes could be called as early as May 31, 2007, the first Observation Date, the term of your investment could be as short as one year and your total return on the Notes could be only 20%.
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> YOUR INVESTMENT IS CONCENTRATED--All of the Index Constituent Stocks are issued by companies whose primary lines of business are directly associated with the United States housing construction markets. As a result, your investment in the Notes will be concentrated in one industry.

> NO INTEREST OR DIVIDEND PAYMENTS--You will not receive any interest payments on the Notes and you will not receive nor be entitled to receive any dividend payments or other distributions on the securities included in the Index Constituent Stocks.

> NO LISTING--The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial loss.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

> You are willing to accept the risk of fluctuations in stocks directly associated with the United States housing construction market.

> You believe that the Index will close below the Index Starting Level on an Observation Date (and therefore you will receive a POSITIVE return on your investment).

> You seek an investment that offers protection for 50% of the principal amount of the Notes.

> You are willing to invest in Notes that will be called on either Observation Date on which the Index closes below the Index Starting Level or otherwise to hold the Notes to maturity.

>    You do not seek current income from this investment.

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

> You believe that the Index will not close below the Index Starting Level on either Observation Date and that at maturity the Index Return will be POSITIVE (and therefore you will receive a NEGATIVE return on your investment).

>    You seek an investment that offers full principal protection.

> You are not willing to make an investment where you could lose up to 50% of your principal amount.

> You seek an investment whose return is not limited to the pre-specified Called Return, a simple return of 20% per annum.

>    You seek current income from your investment.

>    You seek an investment for which there will be an active secondary market.

> You are unable or unwilling to hold Notes that may be called on either Observation Date on which the Index closes below the Index Starting Level or otherwise to hold the Notes to maturity.

> You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

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WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. SOME OF THESE TAX CONSEQUENCES ARE SUMMARIZED BELOW, BUT WE URGE YOU TO READ THE MORE DETAILED DISCUSSION IN "SUPPLEMENTAL TAX CONSIDERATIONS--SUPPLEMENTAL U.S. TAX CONSIDERATIONS" ON PAGE S-34.

Pursuant to the terms of the Notes, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize your Notes as a pre-paid derivative contract with respect to the Index. If your Notes are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes. Such gain or loss should generally be long term capital gain or loss if you have held your Notes for more than one year.

IN THE OPINION OF OUR COUNSEL, SULLIVAN & CROMWELL LLP, IT WOULD BE REASONABLE TO TREAT YOUR NOTES IN THE MANNER DESCRIBED ABOVE. HOWEVER, BECAUSE THERE IS NO AUTHORITY THAT SPECIFICALLY ADDRESSES THE TAX TREATMENT OF THE NOTES, IT IS POSSIBLE THAT YOUR NOTES COULD ALTERNATIVELY BE TREATED FOR TAX PURPOSES IN THE MANNER DESCRIBED UNDER "SUPPLEMENTAL TAX CONSIDERATIONS--SUPPLEMENTAL U.S. TAX CONSIDERATIONS -- ALTERNATIVE TREATMENTS" ON PAGE S-34.

HOW TO DETERMINE THE RETURN ON THE NOTES

Set forth below is an explanation of the steps necessary to determine the return on the Notes.

IF THE NOTES ARE CALLED PRIOR TO MATURITY:

The Notes will be called if the closing level of the Index is below the Index Starting Level on either Observation Date. If we call the Notes you will receive the Call Price for the applicable Observation Date. The Call Price is equal to $10 x (1 + Called Return) for each $10 principal amount of the Notes. The Called Return will be a simple return of 20% per annum:

                                                              CALL PRICE
 OBSERVATION DATE               CALLED RETURN                (PER $10.00)
 ------------------------------------------------------------------------
   May 31, 2007                     20.0%                       $12.00
   May 30, 2008                     40.0%                       $14.00

IF THE NOTES ARE NOT CALLED PRIOR TO MATURITY:

At maturity, you will receive a negative return on your investment consisting of a cash payment per $10 principal amount of the Notes based on the Index Return.

     The Index Return is the difference between the closing level of the Index on the final valuation date and on the trade date, expressed as a percentage of the closing level of the Index on the trade date, calculated as follows:

                           Index Ending Level - Index Starting Level
            Index Return = -----------------------------------------
                                      Index Starting Level

     where the "Index Starting Level" is 229.56, the closing level of the Index on the trade date, and the "Index Ending Level" is the closing level of the Index on the final valuation date.

The principal amount will be reduced by the Index Return up to the maximum loss on the Notes of 50% and your return will be equal to the greater of: (i) $5.00 or (ii) $10.00 x (1 - Index Return).

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HOW DO THE NOTES PERFORM AT MATURITY?
HYPOTHETICAL EXAMPLES
ASSUMPTIONS:

Principal amount of the Notes:                    $10.00
Index Starting Level:                             229.56
Called Return:                                    20% per annum

EXAMPLE 1

NOTES ARE CALLED 1 YEAR AFTER TRADE DATE
Index Starting Level:                             229.56
Index Level at May 31, 2007:                      200 (BELOW INITIAL LEVEL,
                                                  NOTES ARE CALLED)
CALL PRICE (PER $10.00):                          $12.00

THE INDEX CLOSES BELOW THE INDEX STARTING LEVEL ON THE FIRST OBSERVATION DATE, SO THE NOTES ARE CALLED AFTER ONE YEAR. INVESTORS RECEIVE A TOTAL OF $12.00 PER $10.00 PRINCIPAL AMOUNT (20% TOTAL 1-YEAR RETURN ON NOTES).

EXAMPLE 2

NOTES ARE CALLED AT MATURITY
Index Starting Level:                             229.56
Index Level at May 31 2007:                       275 (above initial level,
                                                  Notes NOT called)
Index Level at May 30, 2008:                      225 (BELOW INITIAL LEVEL,
                                                  NOTES ARE CALLED)
CALL PRICE (PER $10.00):                          $14.00

THE INDEX CLOSES ABOVE THE INDEX STARTING LEVEL ON THE FIRST OBSERVATION DATE, AND CLOSES BELOW THE INDEX STARTING LEVEL ON THE FINAL OBSERVATION DATE, THE FINAL VALUATION DATE, SO THE NOTES ARE CALLED AFTER TWO YEARS. INVESTORS RECEIVE A TOTAL OF $14.00 PER $10.00 PRINCIPAL AMOUNT (40% TOTAL 2-YEAR RETURN ON NOTES).

EXAMPLE 3

NOTES ARE NOT CALLED
Index Starting Level:                             229.56
Index Level at May 31, 2007:                      250 (above initial level,
                                                  Notes NOT called)
Index Level at May 30, 2008:                      275.47 (above initial level,
                                                  Notes NOT called)
SETTLEMENT AMOUNT (PER $10.00):                   THE GREATER OF (I) $5.00 OR
                                                  (II) $10.00 x (1 - INDEX
                                                  RETURN) = $8.00

THE INDEX CLOSES ABOVE THE INDEX STARTING LEVEL ON THE FIRST OBSERVATION DATE AND 20% ABOVE THE INDEX STARTING LEVEL ON THE FINAL OBSERVATION DATE, THE FINAL VALUATION DATE. THE NOTES ARE NOT CALLED OVER THEIR TERM. INVESTORS RECEIVE A TOTAL OF $8.00 PER $10.00 PRINCIPAL AMOUNT (-20% TOTAL 2-YEAR RETURN ON THE NOTES).

EXAMPLE 4

NOTES ARE NOT CALLED
Index Starting Level:                             229.56
Index Level at May 31, 2007:                      250 (above initial level,
                                                  Notes NOT called)
Index Level at May 30, 2008:                      390.25 (above initial level,
                                                  Notes NOT called)
SETTLEMENT AMOUNT (PER $10.00):                   THE GREATER OF (I) $5.00 OR
                                                  (II) $10.00 x (1 - INDEX
                                                  RETURN) = $5.00

THE INDEX CLOSES ABOVE THE INDEX STARTING LEVEL ON THE FIRST OBSERVATION DATE AND 70% ABOVE THE INDEX STARTING LEVEL ON THE FINAL OBSERVATION DATE, THE FINAL VALUATION DATE. THE NOTES ARE NOT CALLED OVER THEIR TERM. INVESTORS RECEIVE A TOTAL OF $5.00 PER $10.00 PRINCIPAL AMOUNT. SINCE THE MAXIMUM LOSS ON THE NOTES IS 50%, INVESTORS RECEIVE ONLY 50% OF THEIR ORIGINAL INVESTMENT ON THE NOTES.

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Risk Factors

The return on the Notes is linked to the performance of the Index. Investing in the Notes is not equivalent to investing directly in the Index. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

THE RETURN ON THE NOTES DEPENDS ON THE INDEX DECLINING IN VALUE AND YOU MAY LOSE SOME OF YOUR PRINCIPAL IF THE INDEX LEVEL INCREASES.

The Notes differ from ordinary debt securities in that we will not pay you interest on the Notes or a fixed amount at maturity. If the Notes are not called, your cash payment at maturity will be based on the Index Return and you will receive a negative return on your investment. A positive Index Return will reduce your cash payment at maturity below your principal. IF THE LEVEL OF THE INDEX INCREASES OVER THE TERM OF THE NOTES, THE PAYMENT AT MATURITY WILL BE REDUCED BY 1% FOR EVERY 1% GAIN IN THE INDEX, SUBJECT TO A MAXIMUM LOSS OF UP TO 50% OF YOUR PRINCIPAL AMOUNT.

See "How to determine the return on the Notes" on page S-4.

YOU ARE ENTITLED TO PARTIAL PRINCIPAL PROTECTION ONLY IF YOU HOLD YOUR NOTES TO MATURITY.

You should be willing to hold your Notes to maturity. If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a significant discount and will not receive principal protection for 50% of the principal amount of your Notes.

YOUR APPRECIATION POTENTIAL IS LIMITED TO THE CALLED RETURN.

The appreciation potential of the Notes is limited to the pre-specified Called Return, regardless of the performance of the Index. In addition, since the Notes could be called as early as May 31, 2007, the first Observation Date, the term of your investment could be as short as one year and your total return on the Notes could be only 20%.

THE INDEX CONSTITUENT STOCKS ARE CONCENTRATED IN ONE INDUSTRY.

All of the Index Constituent Stocks are issued by companies whose primary lines of business are directly associated with the United States housing construction markets. As a result, an investment in the Notes will be concentrated in one industry.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS.

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that generally the level of the Index on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

> the volatility of the Index (i.e., the frequency and magnitude of changes in the level of the Index);

>    the composition of the Index and changes in the Index Constituent Stocks;

>    the market price of the Index Constituent Stocks;

> the dividend rate paid on the Index Constituent Stocks (dividend payments on the Index Constituent Stocks may influence the value of the Index Constituent Stocks and the level of the Index, and therefore affect the market value of the Notes);

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> supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market-maker;

>    interest rates in the market;

>    the time remaining to the maturity of the Notes;

>    the creditworthiness of UBS; and

> economic, financial, political, regulatory or judicial events that affect the level of the Index or the market price of the Index Constituent Stocks or that affect stock markets generally.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time. Even if a secondary market for the Notes develops, it may not provide significant liquidity or trade at prices advantageous to you.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result you may suffer substantial losses.

THE INCLUSION OF COMMISSIONS AND COMPENSATION IN THE ORIGINAL ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the Notes in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the Notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

CHANGES TO THE INDEX COULD AFFECT THE MARKET VALUE OF THE NOTES, THE PROBABILITY OF THE NOTES BEING CALLED OR THE AMOUNT YOU WILL RECEIVE AT MATURITY.

The policies of the Philadelphia Stock Exchange, Inc. ("PHLX") concerning the calculation of the Index, additions, deletions or substitutions of the Index Constituent Stocks and the manner in which changes affecting the Index Constituent Stocks or the issuers of the Index Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in the Index, could affect the Index and, therefore, could affect the probability of the Notes being called or the amount payable on the Notes at maturity, and the market value of the Notes prior to call or maturity. The probability of the Notes being called or the amount payable on the Notes at maturity, and their market value could also be affected if PHLX changes these policies, for example by changing the manner in which it calculates the Index, or if PHLX discontinues or suspends calculation or publication of the Index, in which case it may become difficult to determine the level of the Index on an Observation Date or market value of the Notes. If events such as these occur, or if the Index ending level or the closing level of the Index on either Observation Date are not available because of a market disruption event or for any other reason and no successor index is selected, the calculation agent--which initially will be UBS Securities LLC, an affiliate of UBS--may determine the Index ending level, the closing level of the Index on either Observation Date or fair market value of the Notes--and thus the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

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UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH PHLX AND ARE NOT RESPONSIBLE FOR ITS PUBLIC DISCLOSURE OF INFORMATION.

UBS and its affiliates are not affiliated with PHLX in any way (except for licensing arrangements discussed in "The PHLX Housing Sector(SM) Index" on page S-11) and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the Index. If PHLX discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the Notes, whether the Notes must be called on either Observation Date, or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the Index exists, the closing level of the Index on either Observation Date and/or the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" on page S-28 and "Specific Terms of the Notes--Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation" on page S-31. PHLX is not involved in the offer of the Notes in any way and has no obligation to consider your interests as an owner of the Notes in taking any actions that might affect the value of your Notes.

We have derived the information about PHLX and the Index in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Index or PHLX contained in this prospectus supplement. You, as an investor in the Notes, should make your own investigation into the Index and PHLX.

HISTORICAL PERFORMANCE OF THE INDEX SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE INDEX DURING THE TERM OF THE NOTES.

The trading prices of the Index Constituent Stocks will determine the Index level. As a result, it is impossible to predict whether, or the extent to which, the level of the Index will rise or fall. Trading prices of the Index Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the issuers of the Index Constituent Stocks and the level of the Index. Accordingly, the historical performance of the Index should not be taken as an indication of the future performance of the Index.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN THE INDEX CONSTITUENT STOCKS, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON THE INDEX CONSTITUENT STOCKS OR THE INDEX MAY IMPAIR THE MARKET VALUE OF THE NOTES.

As described below under "Use of Proceeds and Hedging" on page S-32, we or one or more affiliates may hedge our obligations under the Notes by purchasing the Index Constituent Stocks, futures or options on the Index Constituent Stocks or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituent Stocks or the Index, and we may adjust these hedges by, among other things, purchasing or selling the Index Constituent Stocks, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index or the Index Constituent Stocks at any time. Although they are not expected to, any of these hedging activities may increase the market price of the Index Constituent Stocks and/or the level of the Index, and, therefore, decrease the probability that the Notes are called on an Observation Date and the market value of the Notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

We or one or more of our affiliates may also engage in trading in the Index Constituent Stocks and other investments relating to the Index Constituent Stocks or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to

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facilitate transactions for customers, including block transactions. Any of these activities could increase the market price of the Index Constituent Stocks and/or the level of the Index and, therefore, decrease the probability that the Notes are called on an Observation Date and the market value of the Notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Index Constituent Stocks or the Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Notes.

THE BUSINESS ACTIVITIES OF UBS OR ITS AFFILIATES MAY CREATE CONFLICTS OF
INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to the Index and the Index Constituent Stocks that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Index, could be adverse to the interests of the holders of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Index Constituent Stocks, including making loans or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS AG or another affiliate of UBS AG and the interests of holders of the Notes. Moreover, UBS AG and UBS Securities LLC have published, and in the future expect to publish, research reports with respect to some or all of the issuers of the Index Constituent Stocks. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any of these activities by UBS AG, UBS Securities LLC or other affiliates may affect the market price of the Index Constituent Stocks and/or the level of the Index and, therefore, the market value of the Notes and the probability of the Notes being called or the amount payable at maturity.

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE NOTES ARE UNCERTAIN.

Significant aspects of the tax treatment of the Notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Swiss authorities regarding the tax treatment of the Notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled "What are the tax consequences of the Notes?" in the summary section on page S-3, "Supplemental Tax Considerations" on page S-34, and the sections "U.S. Tax Considerations" and "Tax Considerations Under The Laws of Switzerland" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE NOTES OR DIVIDEND PAYMENTS ON THE INDEX CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN THE INDEX CONSTITUENT STOCKS.

You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the Index Constituent Stocks. As a holder of the Notes, you will not have voting rights or any other rights that holders of the Index Constituent Stocks may have.

RISK FACTORS
--------------------------------------------------------------------------------

THE CALCULATION AGENT CAN POSTPONE THE DETERMINATION OF THE INDEX CLOSING LEVEL ON AN OBSERVATION DATE OR THE CALL SETTLEMENT DATE IF A MARKET DISRUPTION EVENT OCCURS ON AN OBSERVATION DATE AND CAN POSTPONE THE DETERMINATION OF THE INDEX ENDING LEVEL OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE.

The calculation agent may postpone the determination of the Index closing level on an Observation Date if the calculation agent determines that a market disruption event has occurred or is continuing on an Observation Date. The calculation agent may also postpone the determination of the Index ending level if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date. If such a postponement occurs, the calculation agent will use the closing level of the Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will an Observation Date or the final valuation date be postponed by more than ten business days. As a result, a possible call of the Notes or the maturity date for the Notes could also be postponed, although not by more than ten business days.

If the determination of the closing level of the Index on an Observation Date or the Index ending level on the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Index closing level or the Index ending level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index closing level or the Index ending level that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Notes--Market Disruption Event" on page S-28.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount, if any, of your payment upon a call of or at maturity of the Notes. We may change the calculation agent after the original issue date without notice. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-31. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Index Constituent Stocks or the Index has occurred or is continuing on an Observation Date or on the final valuation date. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind our hedge positions. Since this determination by the calculation agent could determine whether the Notes must be called on an Observation Date or the payment at maturity on the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

--------------------------------------------------------------------------------


The PHLX Housing Sector(SM) Index

We have derived all information regarding the PHLX Housing Sector(SM) Index (the "Index") contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Philadelphia Stock Exchange, Inc. ("PHLX"). We do not assume any responsibility for the accuracy or completeness of such information. PHLX has no obligation to continue to publish the Index, and may discontinue publication of the Index.

The Index is designed to measure the performance of twenty companies whose primary lines of business are directly associated with the United States housing construction market (the "Index Constituent Stocks"). The Index composition includes residential builders, suppliers of aggregate, lumber and other construction materials, manufactured housing and mortgage insurers. The Index (index symbol "HGX") is published by the PHLX and was set to 250 on December 31, 2001. Options commenced trading on the Index on July 12, 2002. The PHLXsplit the level of the Index in half on February 1, 2006. The Index is a modified capitalization-weighted index, which is intended to maintain as closely as possible the proportional capitalization distribution of the portfolio of stocks included in the Index, while limiting the maximum weight of a single stock or group of stocks to a predetermined maximum (normally 25% for a single stock, and 50% to 60% or more for the top five or an aggregation of all stocks weighing 5% or more). This rebalancing is accomplished by occasionally artificially reducing the capitalization of higher weighted stocks and redistributing the weight to lower weighted stocks. The net result is a weight distribution that is less skewed toward the larger stocks, but still does not approach equal weighting. The total capitalization of the portfolio remains the same. The following is a list of companies included in the Index and their trading symbols: American Standard Companies Inc. (ASD); Beazer Homes USA, Inc. (BZH); Centex Corporation
(CTX); Champion Enterprises, Inc. (CHB); D.R. Horton, Inc. (DHI); Hovnanian Enterprises, Inc. (HOV); KB Home (KBH); Lennar Corporation (LEN); Masco Corporation (MAS); M.D.C. Holdings, Inc. (MDC); Meritage Homes Corp. (MTH); The PMI Group, Inc. (PMI); Pulte Homes, Inc. (PHM); Radian Group Inc. (RDN); The Ryland Group, Inc. (RYL); Standard Pacific Corp. (SPF); Temple-Inland, Inc.
(TIN); Toll Brothers, Inc. (TOL); Vulcan Materials Company (VMC); and Weyerhaeuser Company (WY). We have provided a brief description of each of the companies included in the Index and their corresponding historical price information in "The Index Constituent Stocks" on page S-13.

The Index is rebalanced at least semi-annually for implementation at the end of each January and July option expiration if the modified capitalization of a single component or group of components exceeds the concentration thresholds discussed above as of the last trading day of the previous month. This rebalancing is based on the actual market capitalizations of the component stocks as determined by actual share amounts and closing prices on the last trading day of the previous month. The modified share value for each Index Constituent Stock comprising the Index remains fixed between rebalancings, except in the event of certain types of corporate actions such as stock splits, mergers, acquisitions, stock repurchases or any similar event with respect to an Index Constituent Stock resulting in a change in share value greater than 5% or more. When the Index is adjusted between rebalancings for these events, the modified share amount of the relevant Index Constituent Stock comprising the Index is adjusted, to the nearest whole share, to maintain the Index Constituent Stock's relative weight in the Index immediately prior to the corporate action. In connection with any adjustments to the Index, the Index divisor may be adjusted to ensure that there are no changes to the level of the Index as a result of non-market forces.

Neither UBS nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the Index or any successor index. While PHLX currently employs the above methodology to calculate the Index, no assurance can be given that PHLX will not modify or change this methodology in a manner that may affect the amount payable at maturity to beneficial owners of the Notes. PHLX does not guarantee the accuracy or the completeness of the Index or any data included in the Index. PHLX assumes no liability for any errors, omissions or disruption in the calculation and dissemination of the Index. PHLX disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Index or the manner in which the Index is applied in determining the amount payable at maturity.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

The following chart provides the ticker symbol, the weighting percentage and the primary trading exchange for each of the Index Constituent Stocks as of May 24, 2006:

     TICKER        NAME                      % WEIGHT         PRIMARY EXCHANGE
      -----        -----                     ---------        ----------------
      ASD       American Standard Cos Inc      5.59%                NYSE
      BZH       Beazer Homes USA Inc           4.20%                NYSE
      CTX       Centex Corp                    4.07%                NYSE
      CHB       Champion Enterprises Inc       4.23%                NYSE
      DHI       DR Horton Inc                  5.53%                NYSE
      HOV       Hovnanian Enterprises Inc      5.68%                NYSE
      KBH       KB Home                        4.25%                NYSE
      LEN       Lennar Corp                    5.36%                NYSE
      MAS       Masco Corp                     8.32%                NYSE
      MDC       MDC Holdings Inc               3.88%                NYSE
      MTH       Meritage Homes Corp            0.98%                NYSE
      PMI       The PMI Group Inc              4.56%                NYSE
      PHM       Pulte Homes Inc                5.69%                NYSE
      RDN       Radian Group Inc               3.69%                NYSE
      RYL       Ryland Group Inc               3.42%                NYSE
      SPF       Standard-Pacific Corp          4.24%                NYSE
      TIN       Temple-Inland Inc              5.04%                NYSE
      TOL       Toll Brothers Inc              5.51%                NYSE
      VMC       Vulcan Materials Co            5.14%                NYSE
      WY        Weyerhaeuser Co               10.63%                NYSE

HISTORICAL DATA ON THE PHLX HOUSING SECTOR(SM) INDEX

Since its inception, the Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical Index levels do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index Constituent Stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Index on May 24, 2006 was 229.56. The performance information presented below reflects the split in the level of the Index which took effect February 1, 2006.

The following table sets forth the level of the Index at the end of each month in the period from July 2002 through April 2006.

              2002           2003        2004         2005             2006
             -------        -------     -------      -------         -------
January                      110.04     176.68        234.30          268.71
February                     109.39     192.27        251.99          260.91
March                        107.47     200.32        239.27          266.08
April                        123.01     183.46        232.84          254.41
May                          139.04     185.85        252.60
June                         140.42     190.65        266.04
July         124.74          142.10     183.21        287.78
August       122.38          150.73     191.22        271.03
September    105.74          152.73     203.99        269.20
October      109.54          175.67     197.74        242.79
November     116.72          180.93     209.47        256.95
December     112.39          183.18     234.66        259.04

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

The following graph sets forth the historical performance of the Index from July 31, 2002 through May 24, 2006.

  [The following table was depicted as a bar chart in the printed materials.]

7/31/2002  124.74
           122.38
           105.74
           109.54
           116.72
 2003      112.39
           110.04
           109.39
           107.47
           123.01
           139.04
           140.42
           142.1
           150.73
           152.73
           175.67
           180.93
 2004      183.18
           176.68
           192.27
           200.32
           183.46
           185.85
           190.65
           183.21
           191.22
           203.99
           197.74
           209.47
 2005      234.66
           234.3
           251.99
           239.27
           232.84
           252.6
           266.04
           287.78
           271.03
           269.2
           242.79
           256.95
 2006      259.04
           268.71
           260.91
           266.08
           254.41
5/24/06    229.56

Source: Bloomberg L.P.

THE INDEX CONSTITUENT STOCKS

This section provides a brief synopsis of the business of each of the Index Constituent Stocks as well as the split-adjusted month-end closing market prices for each Index Constituent Stock in each month from January 2000 through April 2006 (or from the first month-end for which that data is available) as of May 24, 2006. The historical prices of the Index Constituent Stocks are not indicative of the future performance of the Index Constituent Stocks. The following information, with respect to the business of each company issuing an Index Constituent Stock, has been derived from publicly available documents published by that company. Because the common stock of each of those companies is registered under the Securities Exchange Act of 1934, those companies are required to file periodically financial and other information specified by the Securities and Exchange Commission (the "SEC"). For more information about those companies, information provided to or filed with the SEC by those companies can be inspected at the SEC's public reference facilities or accessed through the SEC's web site at http://www.sec.gov.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                        AMERICAN STANDARD COMPANIES INC.

American Standard Companies Inc. ("American Standard") is a global, diversified manufacturer of high-quality, brand-name products in three major business segments: air conditioning systems and services; bath and kitchen fixtures and fittings; and vehicle control systems. American Standard's headquarters are located in Piscataway, New Jersey, and its $0.01 par value common stock is traded on the New York Stock Exchange under the symbol "ASD". Information filed with the SEC by American Standard under the Exchange Act can be located with reference to its SEC file number: 1-114515.

             CLOSING                CLOSING                CLOSING              CLOSING          CLOSING                CLOSING
    2001      PRICE       2002       PRICE       2003       PRICE       2004     PRICE   2005     PRICE       2006       PRICE
    ----      -----       ----       -----       ----       -----       ----     -----   ----     -----       ----       -----
January      17.20     January      21.57     January      22.22     January    35.40  January   40.04      January     36.00
February     18.88     February     21.77     February     22.84     February   36.32  February  45.80      February    39.58
March        19.69     March        23.58     March        22.92     March      37.92  March     46.48      March       42.86
April        20.08     April        24.90     April        23.73     April      35.06  April     44.71      April       43.53
May          22.21     May          25.17     May          24.66     May        37.52   May      42.80
June         20.03     June         25.03     June         24.64     June       40.31  June      41.92
July         22.68     July         23.84     July         25.47     July       37.89  July      44.28
August       23.28     August       23.88     August       26.73     August     37.61  August    45.60
September    18.33     September    21.21     September    28.08     September  38.91  September 46.55
October      19.30     October      22.23     October      31.90     October    36.57  October   38.04
November     21.17     November     24.83     November     33.23     November   38.94  November  38.08
December     22.74     December     23.71     December     33.57     December   41.32  December  39.95

The closing price on May 24, 2006 was $42.02.

                             BEAZER HOMES USA, INC.

Beazer Homes USA, Inc. ("Beazer") designs, builds and sells primarily single-family homes in various locations within the United States. Beazer also originates mortgages on behalf of its customers through its subsidiaries Beazer Mortgage Corporation or Beazer Mortgage, and provides title services to its customers in many of its markets. Beazer's headquarters are located in Atlanta, Georgia, and its $0.01 par value common stock is traded on the New York Stock Exchange under the symbol "BZH". Information filed with the SEC by Beazer under the Exchange Act can be located with reference to its SEC file number: 1-12822.

             CLOSING                CLOSING                CLOSING              CLOSING          CLOSING                CLOSING
    2001      PRICE       2002       PRICE       2003       PRICE       2004     PRICE   2005     PRICE       2006       PRICE
    ----      -----       ----       -----       ----       -----       ----     -----   ----     -----       ----       -----
January      15.97     January      26.70     January      19.18     January    31.08  January   49.50      January     72.84
February     15.23     February     30.18     February     19.45     February   35.63  February  57.31      February    63.45
March        13.10     March        25.85     March        19.60     March      35.30  March     49.86      March       65.70
April        19.47     April        29.51     April        23.42     April      32.82  April     45.60      April       57.63
May          20.00     May          26.07     May          28.27     May        33.59  May       53.46
June         21.16     June         26.67     June         27.83     June       33.44  June      57.15
July         24.32     July         20.79     July         25.72     July       31.13  July      65.44
August       21.63     August       21.39     August       27.71     August     32.55  August    62.44
September    16.20     September    20.35     September    28.13     September  35.63  September 58.67
October      15.22     October      21.91     October      33.17     October    36.59  October   57.95
November     22.33     November     21.26     November     35.57     November   41.33  November  69.97
December     24.39     December     20.20     December     32.55     December   48.74  December  72.84


The closing price on May 24, 2006 was $51.01.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                               CENTEX CORPORATION

Centex Corporation ("Centex") operates, through its subsidiary companies, in four principal business segments: home building, residential mortgage banking, commercial construction and development and sale of land. Centex's headquarters are located in Dallas, Texas, and its $0.25 par value common stock is traded on the New York Stock Exchange under the symbol "CTX". Information filed with the SEC by Centex under the Exchange Act can be located with reference to its SEC file number: 1-6776.

             CLOSING                CLOSING                CLOSING              CLOSING          CLOSING                CLOSING
    2001      PRICE       2002       PRICE       2003       PRICE       2004     PRICE   2005     PRICE       2006       PRICE
    ----      -----       ----       -----       ----       -----       ----     -----   ----     -----       ----       -----
January      18.20     January      26.51     January      23.58     January    47.76  January   61.31      January     71.39
February     18.34     February     26.04     February     24.64     February   53.40  February  63.59      February    67.61
March        18.56     March        23.14     March        24.23     March      54.06  March     57.27      March       61.99
April        19.23     April        25.09     April        29.42     April      47.95  April     57.72      April       55.60
May          16.61     May          23.95     May          34.60     May        48.49  May       65.48
June         18.16     June         25.75     June         34.67     June       45.75  June      70.67
July         20.96     July         21.37     July         32.73     July       42.42  July      73.98
August       19.52     August       22.50     August       34.02     August     45.77  August    67.75
September    15.03     September    19.76     September    35.12     September  50.46  September 64.58
October      17.05     October      20.27     October      43.97     October    51.94  October   64.35
November     20.14     November     22.43     November     49.34     November   52.47  November  71.85
December     25.44     December     22.37     December     48.55     December   59.58  December  71.49

The closing price on May 24, 2006 was $50.70.

                           CHAMPION ENTERPRISES, INC.

Champion Enterprises, Inc. ("Champion") and its subsidiaries primarily produce and sell factory-built homes. Champion's headquarters are located in Auburn Hills, Michigan, and its $1.00 par value common stock is traded on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange under the symbol "CHB". Information filed with the SEC by Champion under the Exchange Act can be located with reference to its SEC file number: 1-9751.

             CLOSING                CLOSING                CLOSING              CLOSING          CLOSING                CLOSING
    2001      PRICE       2002       PRICE       2003       PRICE       2004     PRICE   2005     PRICE       2006       PRICE
    ----      -----       ----       -----       ----       -----       ----     -----   ----     -----       ----       -----
January      7.05      January      12.36     January      2.95      January    6.68   January   10.79      January     13.71
February     5.50      February     8.83      February     2.06      February   10.65  February  10.35      February     15.52
March        5.15      March        8.00      March        1.84      March      10.60  March     9.40       March       14.96
April        8.05      April        8.30      April        2.42      April      10.89  April     9.44       April       15.26
May          10.62     May          8.02      May          3.55      May        9.35   May       9.73
June         11.38     June         5.62      June         5.18      June       9.18   June      9.94
July         10.90     July         4.02      July         6.49      July       9.73   July      12.06
August       10.50     August       2.68      August       7.25      August     9.63   August    13.35
September    6.95      September    2.94      September    6.35      September  10.29  September 14.78
October      8.81      October      2.32      October      7.10      October    10.89  October   13.88
November     12.07     November     3.65      November     7.22      November   11.48  November  14.47
December     12.31     December     2.85      December     7.00      December   11.82  December  13.62

The closing price on May 24, 2006 was $12.99.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------
                                D.R. HORTON, INC.

D.R. Horton, Inc. ("D.R. Horton") constructs and sells single-family homes designed principally for first time homebuyers in metropolitan areas of the Mid-Atlantic, Midwest, Southeast, Southwest and West regions of the United States. D.R. Horton's headquarters are located in Fort Worth, Texas, and its $0.01 par value common stock is traded on the New York Stock Exchange under the symbol "DHI". Information filed with the SEC by D.R. Horton under the Exchange Act can be located with reference to its SEC file number: 1-14122.

             CLOSING                CLOSING                CLOSING              CLOSING          CLOSING                CLOSING
    2001      PRICE       2002       PRICE       2003       PRICE       2004     PRICE   2005     PRICE       2006       PRICE
    ----      -----       ----       -----       ----       -----       ----     -----   ----     -----       ----       -----
January      7.07      January      12.48     January      9.55      January    21.08  January   29.84      January     37.32
February     6.85      February     13.30     February     9.16      February   23.84  February  32.82      February    34.11
March        7.05      March        12.57     March        9.60      March      26.57  March     29.24      March       33.22
April        8.07      April        12.90     April        11.85     April      21.60  April     30.50      April       30.02
May          6.87      May          12.26     May          13.15     May        21.68  May       34.57
June         7.57      June         13.02     June         14.05     June       21.30  June      37.61
July         9.18      July         11.10     July         14.08     July       20.72  July      41.08
August       8.41      August       10.38     August       15.56     August     23.21  August    36.92
September    6.95      September    9.31      September    16.35     September  24.83  September 36.22
October      7.45      October      9.64      October      19.90     October    22.50  October   30.69
November     9.34      November     9.56      November     21.85     November   26.41  November  35.44
December     10.82     December     8.68      December     21.63     December   30.23  December  35.73

The closing price on May 24, 2006 was $27.08.

                           HOVNANIAN ENTERPRISES, INC.

Hovnanian Enterprises, Inc. ("Hovnanian") designs, constructs, markets and sells single-family detached homes, attached townhomes and condominiums, mid-rise and high-rise condominiums, urban infill and active adult homes in planned residential developments. Hovnanian currently offers homes for sale in 275 communities in 24 markets in 13 states throughout the United States. Hovnanian's headquarters are located in Red Bank, New Jersey, and its $0.01 par value Class A common stock is traded on the New York Stock Exchange under the symbol "HOV". Information filed with the SEC by Hovnanian under the Exchange Act can be located with reference to its SEC file number: 1-8551.

             CLOSING                CLOSING                CLOSING              CLOSING          CLOSING                CLOSING
    2001      PRICE       2002       PRICE       2003       PRICE       2004     PRICE   2005     PRICE       2006       PRICE
    ----      -----       ----       -----       ----       -----       ----     -----   ----     -----       ----       -----
January      4.85      January      10.62     January      14.57     January    36.89  January   52.24      January     48.42
February     5.44      February     13.15     February     16.42     February   40.35  February  55.00      February    46.11
March        7.19      March        13.30     March        17.28     March      43.15  March     51.00      March       43.93
April        9.25      April        15.22     April        19.90     April      35.97  April     50.77      April       39.77
May          8.50      May          16.00     May          28.98     May        35.30  May       62.10
June         7.26      June         17.94     June         29.48     June       34.71  June      65.20
July         7.38      July         14.27     July         24.68     July       31.03  July      70.68
August       7.10      August       15.56     August       30.84     August     34.42  August    60.15
September    5.77      September    16.90     September    32.19     September  40.10  September 51.20
October      5.85      October      18.91     October      40.64     October    37.54  October   44.99
November     6.91      November     16.70     November     46.13     November   40.27  November  49.84
December     10.64     December     15.85     December     43.53     December   49.52  December  49.64

The closing price on May 24, 2006 was $32.46.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                                     KB HOME

KB Home ("KB") is one of America's leading homebuilders with domestic operations throughout the United States. Kaufman & Broad S.A., its publicly-traded subsidiary is one of the largest homebuilders in France based on revenues. KB also provides mortgage banking services to the majority of its domestic homebuyers through its wholly-owned subsidiary, KB Home Mortgage Company. KB's headquarters are located in Los Angeles, California, and its $1.00 par value common stock is traded on the New York Stock Exchange under the symbol "KBH". Information filed with the SEC by KB under the Exchange Act can be located with reference to its SEC file number: 1-09195.

             CLOSING                CLOSING                CLOSING              CLOSING          CLOSING                CLOSING
    2001      PRICE       2002       PRICE       2003       PRICE       2004     PRICE   2005     PRICE       2006       PRICE
    ----      -----       ----       -----       ----       -----       ----     -----   ----     -----       ----       -----
January      16.01     January      21.53     January      22.36     January    33.77  January   54.33      January     76.20
February     13.98     February     21.83     February     23.45     February   36.18  February  62.40      February    67.03
March        16.32     March        21.70     March        22.73     March      40.40  March     58.73      March       64.98
April        15.11     April        24.93     April        24.64     April      34.47  April     57.00      April       61.57
May          12.71     May          25.77     May          31.25     May        32.94  May       67.54
June         15.09     June         25.76     June         30.99     June       34.32  June      76.23
July         16.30     July         23.11     July         28.31     July       32.03  July      81.91
August       16.19     August       23.98     August       28.61     August     34.39  August    74.20
September    14.21     September    24.42     September    29.83     September  42.25  September 73.20
October      14.78     October      23.60     October      34.25     October    41.13  October   64.35
November     16.81     November     22.35     November     34.44     November   43.95  November  69.77
December     20.05     December     21.43     December     36.26     December   52.20  December  72.66

The closing price on May 24, 2006 was $52.83.

                               LENNAR CORPORATION

Lennar Corporation ("Lennar") is a homebuilder and is a provider of residential financial services. Lennar's homebuilding operations include the sale and construction of single-family attached and detached homes, as well as the purchase, development and sale of residential land. The financial services operations provide mortgage financing, title insurance and closing services for Lennar homebuyers and others; acquire, package and resell residential mortgage loans and mortgage-backed securities, perform mortgage loan servicing activities and provide cable television and alarm monitoring services to residents of Lennar communities and others. Lennar's headquarters are located in Miami, Florida, and its $0.10 par value Class A common stock is traded on the New York Stock Exchange under the symbol "LEN". Information filed with the SEC by Lennar under the Exchange Act can be located with reference to its SEC file number:
1-11749.

             CLOSING                CLOSING                CLOSING              CLOSING          CLOSING                CLOSING
    2001      PRICE       2002       PRICE       2003       PRICE       2004     PRICE   2005     PRICE       2006       PRICE
    ----      -----       ----       -----       ----       -----       ----     -----   ----     -----       ----       -----
January      16.74     January      25.22     January      24.50     January    44.10  January   56.47      January     62.56
February     16.15     February     25.12     February     24.56     February   49.45  February  60.82      February    59.86
March        18.13     March        24.00     March        24.36     March      54.03  March     56.68      March       60.38
April        19.91     April        25.27     April        27.12     April      46.85  April     51.47      April       54.93
May          16.83     May          24.89     May          33.53     May        45.90  May       58.01
June         18.97     June         27.84     June         35.75     June       44.72  June      63.45
July         20.88     July         23.09     July         32.60     July       42.68  July      67.27
August       20.27     August       24.02     August       33.63     August     45.80  August    62.10
September    16.40     September    25.38     September    38.90     September  47.60  September 59.76
October      16.50     October      25.10     October      45.93     October    44.98  October   55.58
November     16.92     November     24.12     November     48.95     November   44.93  November  57.68
December     21.30     December     23.47     December     48.00     December   56.68  December  61.02

The closing price on May 24, 2006 was $48.68.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                                MASCO CORPORATION

Masco Corporation ("Masco") manufactures, sells and installs home improvement and building products, with emphasis on brand name products and services holding leadership positions in their markets. Masco is among the largest manufacturers in North America of brand name consumer products designed for the home improvement and new construction markets. Masco's headquarters are located in Taylor, Michigan, and its $1.00 par value common stock is traded on the New York Stock Exchange under the symbol "MAS". Information filed with the SEC by Masco under the Exchange Act can be located with reference to its SEC file number:
1-5794.

             CLOSING                CLOSING                CLOSING              CLOSING          CLOSING                CLOSING
    2001      PRICE       2002       PRICE       2003       PRICE       2004     PRICE   2005     PRICE       2006       PRICE
    ----      -----       ----       -----       ----       -----       ----     -----   ----     -----       ----       -----
January      24.00     January      26.76     January      18.19     January    26.66  January   36.80      January     29.65
February     23.37     February     28.07     February     18.38     February   28.04  February  33.72      February    31.19
March        24.14     March        27.45     March        18.62     March      30.44  March     34.67      March       32.49
April        23.00     April        28.10     April        21.07     April      28.01  April     31.49      April       31.90
May          23.36     May          26.66     May          24.60     May        28.95  May       32.02
June         24.96     June         27.11     June         23.85     June       31.18  June      31.76
July         25.21     July         24.20     July         24.37     July       30.24  July      33.91
August       25.82     August       24.16     August       24.79     August     32.13  August    30.68
September    20.44     September    19.55     September    24.48     September  34.53  September 30.68
October      19.83     October      20.56     October      27.50     October    34.26  October   28.50
November     20.93     November     20.17     November     27.20     November   35.27  November  29.77
December     24.50     December     21.05    December      27.41     December   36.53  December  30.19

The closing price on May 24, 2006 was $30.57.

                              M.D.C. HOLDINGS, INC.

M.D.C. Holdings, Inc.'s ("M.D.C.") primary business is owning and managing subsidiary companies that sell and build homes under the name Richmond American Homes. M.D.C.'s financial services segment consists of HomeAmerican Mortgage Corporation, which originates mortgage loans primarily for its homebuyers, and American Home Insurance Agency, Inc., which offers third party insurance products to its homebuyers. M.D.C.'s headquarters are located in Denver, Colorado, and its $0.01 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "MDC". Information filed with the SEC by M.D.C. under the Exchange Act can be located with reference to its SEC file number: 1-08951.

             CLOSING                CLOSING                CLOSING              CLOSING          CLOSING                CLOSING
    2001      PRICE       2002       PRICE       2003       PRICE       2004     PRICE   2005     PRICE       2006       PRICE
    ----      -----       ----       -----       ----       -----       ----     -----   ----     -----       ----       -----
January      18.13     January      25.51     January      25.11     January    43.81  January   72.80      January     63.45
February     20.66     February     27.90     February     23.87     February   49.25  February  79.62      February    61.29
March        22.74     March        27.46     March        24.40     March      54.15  March     69.65      March       64.31
April        24.86     April        32.10     April        29.31     April      47.53  April     65.38      April       57.78
May          18.22     May          28.30     May          34.82     May        49.48  May       72.21
June         20.46     June         33.06     June         33.76     June       48.93  June      82.25
July         24.24     July         26.45     July         34.80     July       51.65  July      85.42
August       17.63     August       25.56     August       35.73     August     52.96  August    76.38
September    16.02     September    22.44     September    37.76     September  56.23  September 78.89
October      15.41     October      23.87     October      47.08     October    59.04  October   68.60
November     20.68     November     22.70     November     48.50     November   58.23  November  68.13
December     24.02     December     24.32     December     45.10     December   66.49  December  61.98

The closing price on May 24, 2006 was $54.24.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                              MERITAGE HOMES CORP.

Meritage Homes Corp. ("Meritage Homes") designs and builds a broad range of single-family homes in Texas, Arizona, California, Nevada, Colorado and Florida. Meritage Homes' headquarters are located in Scottsdale, Arizona, and its $0.01 par value common shares are traded on the New York Stock Exchange under the symbol "MTH". Information filed with the SEC by Meritage Homes under the Exchange Act can be located with reference to its SEC file number: 1-9977.

             CLOSING                CLOSING                CLOSING              CLOSING          CLOSING                CLOSING
    2001      PRICE       2002       PRICE       2003       PRICE       2004     PRICE   2005     PRICE       2006       PRICE
    ----      -----       ----       -----       ----       -----       ----     -----   ----     -----       ----       -----
January      9.12      January      14.34     January      16.45     January    32.45  January   64.65      January     60.50
February     7.94      February     15.68     February     15.80     February   37.04  February  73.23      February    58.53
March        7.38      March        15.98     March        16.77     March      37.13  March     58.92      March       54.96
April        10.20     April        22.40     April        19.08     April      33.93  April     63.29      April       65.58
May          10.68     May          21.20     May          23.59     May        34.10  May       72.72
June         11.50     June         22.83     June         24.63     June       34.40  June      79.50
July         14.44     July         16.39     July         22.19     July       30.95  July      92.95
August       12.38     August       17.96     August       22.48     August     33.41  August    78.29
September    9.25      September    17.73     September    23.63     September  39.30  September 76.66
October      11.03     October      20.00     October      29.55     October    44.35  October   62.27
November     11.17     November     16.55     November     31.58     November   46.80  November  66.47
December     12.83     December     16.83     December     33.16     December   56.35  December  62.92

The closing price on May 24, 2006 was $55.77.

                               THE PMI GROUP, INC.

The PMI Group, Inc. ("PMI") is an international provider of credit enhancement as well as other products that promote homeownership and facilitate mortgage transactions in the capital markets. PMI's headquarters are located in Walnut Creek, California, and its $0.01 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "PMI". Information filed with the SEC by PMI under the Exchange Act can be located with reference to its SEC file number: 1-13664.

             CLOSING                CLOSING                CLOSING              CLOSING          CLOSING                CLOSING
    2001      PRICE       2002       PRICE       2003       PRICE       2004     PRICE   2005     PRICE       2006       PRICE
    ----      -----       ----       -----       ----       -----       ----     -----   ----     -----       ----       -----
January      28.25     January      35.28     January      28.75     January    38.62  January   39.77      January     43.23
February     28.01     February     35.43     February     27.10     February   39.60  February  40.25      February    43.33
March        32.49     March        37.88     March        25.55     March      37.36  March     38.01      March       45.92
April        32.15     April        40.56     April        30.82     April      43.03  April     35.16      April       46.15
May          34.90     May          42.80     May          30.66     May        43.17  May       37.80
June         36.33     June         38.20     June         26.84     June       43.52  June      38.98
July         34.50     July         35.52     July         33.13     July       41.23  July      40.95
August       32.60     August       33.90     August       35.38     August     41.53  August    40.46
September    31.20     September    27.21     September    33.75     September  40.58  September 39.87
October      27.73     October      29.80     October      38.23     October    38.82  October   39.88
November     31.58     November     32.59     November     37.23     November   41.18  November  40.60
December     33.51     December     30.04     December     37.23     December   41.75  December  41.07

The closing price on May 24, 2006 was $45.50.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                                PULTE HOMES, INC.

Pulte Homes, Inc. ("Pulte") is a publicly held holding company whose subsidiaries engage in the homebuilding and financial services businesses. Pulte's headquarters are located in Bloomfield Hills, Michigan, and its $0.01 par value common stock is traded on the New York Stock Exchange under the symbol "PHM". Information filed with the SEC by Pulte under the Exchange Act can be located with reference to its SEC file number: 1-9804.

             CLOSING                CLOSING                CLOSING              CLOSING          CLOSING                CLOSING
    2001      PRICE       2002       PRICE       2003       PRICE       2004     PRICE   2005     PRICE       2006       PRICE
    ----      -----       ----       -----       ----       -----       ----     -----   ----     -----       ----       -----
January      8.63      January      11.79     January      12.50     January    21.57  January   33.04      January     39.90
February     8.59      February     12.99     February     12.71     February   26.38  February  39.01      February    38.41
March        10.10     March        11.96     March        12.54     March      27.80  March     36.82      March       38.42
April        11.70     April        13.30     April        14.50     April      24.59  April     35.73      April       37.35
May          10.10     May          13.56     May          16.40     May        26.38  May       38.23
June         10.66     June         14.37     June         15.42     June       26.02  June      42.13
July         10.38     July         11.98     July         15.28     July       27.32  July      46.81
August       9.46      August       11.94     August       16.64     August     29.48  August    43.10
September    7.66      September    10.66     September    17.00     September  30.69  September 42.92
October      8.13      October      11.48     October      21.63     October    27.44  October   37.79
November     9.81      November     11.74     November     23.89     November   27.63  November  41.63
December     11.17     December     11.97     December     23.41     December   31.90  December  39.36

The closing price on May 24, 2006 was $33.29.

                                RADIAN GROUP INC.

Radian Group Inc. ("Radian") is a leading credit enhancement provider to the global financial and capital markets. Its subsidiaries provide products and services through three primary business lines: mortgage finance, financial guaranty and other financial services. Radian's headquarters are located in Philadelphia, Pennsylvania, and its $0.001 par value common stock is traded on the New York Stock Exchange under the symbol "RDN". Information filed with the SEC by Radian under the Exchange Act can be located with reference to its SEC file number: 1-11356.


             CLOSING                CLOSING                CLOSING              CLOSING          CLOSING                CLOSING
    2001      PRICE       2002       PRICE       2003       PRICE       2004     PRICE   2005     PRICE       2006       PRICE
    ----      -----       ----       -----       ----       -----       ----     -----   ----     -----       ----       -----
January      31.07     January      44.90     January      36.90     January    46.56  January   47.94      January     57.23
February     30.93     February     46.67     February     34.87     February   43.70  February  48.33      February    56.75
March        33.88     March        49.08     March        33.38     March      42.60  March     47.74      March       60.25
April        38.75     April        51.90     April        39.70     April      46.51  April     44.43      April       62.72
May          42.45     May          54.30     May          40.27     May        46.00  May       45.88
June         40.45     June         48.85     June         36.65     June       47.90  June      47.22
July         40.02     July         45.80     July         46.81     July       46.02  July      51.58
August       40.11     August       43.46     August       47.59     August     44.30  August    51.18
September    38.50     September    32.66     September    44.40     September  46.23  September 53.10
October      33.87     October      35.27     October      52.90     October    47.93  October   52.10
November     38.30     November     40.50     November     49.35     November   51.25  November  56.56
December     42.95     December     37.15     December     48.75     December   53.24  December  58.59

The closing price on May 24, 2006 was $61.04.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                              THE RYLAND GROUP INC.

The Ryland Group, Inc. ("Ryland") is one of the nation's largest homebuilders and a leading mortgage-finance company. In addition, Ryland Mortgage Company provides mortgage financing and related services. Ryland's operations span all significant aspects of the home buying process from design, construction and sale to mortgage origination, title insurance, settlement, escrow and homeowners insurance brokerage services. Ryland's headquarters are located in Calabasas, California, and its $1.00 par value common stock is traded on the New York Stock Exchange under the symbol "RYL". Information filed with the SEC by Ryland under the Exchange Act can be located with reference to its SEC file number: 1-8029.


             CLOSING                CLOSING                CLOSING              CLOSING          CLOSING                CLOSING
    2001      PRICE       2002       PRICE       2003       PRICE       2004     PRICE   2005     PRICE       2006       PRICE
    ----      -----       ----       -----       ----       -----       ----     -----   ----     -----       ----       -----
January      11.52     January      19.58     January      19.82     January    38.13  January   64.87      January     72.36
February     10.07     February     22.33     February     20.65     February   42.86  February  69.55      February    69.75
March        10.38     March        22.55     March        21.60     March      44.42  March     62.02      March       69.40
April        11.88     April        27.50     April        27.12     April      39.48  April     61.40      April       63.11
May          11.33     May          27.00     May          32.55     May        39.80  May       68.50
June         12.65     June         24.88     June         34.70     June       39.10  June      75.87
July         15.62     July         20.45     July         32.45     July       38.71  July      80.80
August       13.45     August       21.33     August       33.58     August     44.08  August    72.36
September    11.92     September    18.59     September    36.56     September  46.33  September 68.42
October      13.38     October      20.80     October      44.45     October    47.70  October   67.30
November     15.01     November     18.76     November     46.08     November   50.68  November  71.54
December     18.30     December     16.68     December     44.32     December   57.54  December  72.13

The closing price on May 24, 2006 was $52.54.

                             STANDARD PACIFIC CORP.

Standard Pacific Corp. ("Standard Pacific") is a leading geographically diversified builder of single-family attached and detached homes. Standard Pacific's headquarters are located in Irvine, California, and its $0.01 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "SPF". Information filed with the SEC by Standard Pacific under the Exchange Act can be located with reference to its SEC file number: 1-10959.


             CLOSING                CLOSING                CLOSING              CLOSING          CLOSING                CLOSING
    2001      PRICE       2002       PRICE       2003       PRICE       2004     PRICE   2005     PRICE       2006       PRICE
    ----      -----       ----       -----       ----       -----       ----     -----   ----     -----       ----       -----
January      14.08     January      13.19     January      12.63     January    23.35  January   33.27      January     38.90
February     12.00     February     14.29     February     12.89     February   26.16  February  40.00      February    32.85
March        10.55     March        14.05     March        12.76     March      30.00  March     36.10      March       33.62
April        10.20     April        16.79     April        15.13     April      25.22  April     35.81      April       31.71
May          9.23      May          16.50     May          17.19     May        25.48  May       40.06
June         11.58     June          17.54    June         16.58     June       24.65  June      43.98
July         11.78     July          13.13    July         17.00     July       23.21  July      47.70
August       11.74     August        13.18    August       17.77     August     25.24  August    43.93
September    9.76      September     11.69    September    18.95     September  28.19  September 41.51
October      9.13      October      12.14     October      23.93     October    28.08  October   38.58
November     10.60     November      12.75    November     24.97     November   28.01  November  37.69
December     12.16     December      12.38    December     24.28     December   32.07  December  36.80

The closing price on May 24, 2006 was $30.41.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                               TEMPLE-INLAND, INC.

Temple-Inland, Inc. ("Temple-Inland") is a holding company that, through its subsidiaries, operates three business segments: Corrugated Packaging, which is a vertically integrated corrugated packaging operation; Forest Products, which manages forest resources of approximately two million acres of timberland in Texas, Louisiana, Georgia, and Alabama, and manufactures a wide range of building products; and financial services in the areas of consumer and commercial banking, residential lending, real estate development and insurance agency. Temple-Inland's headquarters are located in Austin, Texas, and its $1.00 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "TIN". Information filed with the SEC by Temple-Inland under the Exchange Act can be located with reference to its SEC file number: 1-08634.


             CLOSING                CLOSING                CLOSING              CLOSING          CLOSING                CLOSING
    2001      PRICE       2002       PRICE       2003       PRICE       2004     PRICE   2005     PRICE       2006       PRICE
    ----      -----       ----       -----       ----       -----       ----     -----   ----     -----       ----       -----
January      25.50     January      27.68     January      21.61     January    29.53  January   31.80      January     46.90
February     23.80     February     27.85     February     20.95     February   32.58  February   40.10     February    42.67
March        22.13     March        28.36     March        18.70     March      31.67  March     36.28      March       44.55
April        25.50     April        26.47     April        22.65     April      30.89  April     33.75      April       46.44
May          26.56     May          27.84     May          23.32     May        32.66  May       35.72
June         26.65     June         28.93     June         21.46     June       34.63  June      37.15
July         31.03     July         26.85     July         23.20     July       34.13  July      39.79
August       29.18     August       25.58     August       24.89     August     34.14  August    38.49
September    23.75     September    19.32     September    24.28     September  33.58  September 40.85
October      25.00     October      20.51     October      27.02     October    29.56  October   36.83
November     28.57     November     24.53     November     28.27     November   29.80  November  41.87
December     28.37     December     22.41     December     31.34     December   34.20  December  44.85

The closing price on May 24, 2006 was $42.16.

                               TOLL BROTHERS, INC.

Toll Brothers, Inc. ("Toll") designs, builds, markets and arranges financing for single-family detached and attached homes in luxury residential communities. Toll's headquarters are located in Horsham, Pennsylvania, and its $0.01 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "TOL". Information filed with the SEC by Toll under the Exchange Act can be located with reference to its SEC file number:
1-9186.


             CLOSING                CLOSING                CLOSING              CLOSING          CLOSING                CLOSING
    2001      PRICE       2002       PRICE       2003       PRICE       2004     PRICE   2005     PRICE       2006       PRICE
    ----      -----       ----       -----       ----       -----       ----     -----   ----     -----       ----       -----
January      8.70      January      11.40     January      10.06     January    19.56  January   39.04      January     34.00
February     8.94      February     12.26     February     9.69      February   21.95  February  44.03      February    32.33
March        9.63      March        12.46     March        9.65      March      22.72  March     39.43      March       34.63
April        8.88      April        14.88     April        11.63     April      19.79  April     37.90      April       32.15
May          8.16      May          14.75     May          14.52     May        20.46  May       46.30
June         9.83      June         14.65     June         14.16     June       21.16  June      50.78
July         9.88      July         11.43     July         13.25     July       19.87  July      55.42
August       9.20      August       12.50     August       14.86     August     22.20  August    48.05
September    7.42      September    10.87     September    15.21     September  23.17  September 44.67
October      7.79      October      10.24     October      18.42     October    23.18  October   36.91
November     9.06      November     10.49     November     20.71     November   25.69  November  34.40
December     10.98     December     10.10     December     19.88     December   34.31  December  34.64

The closing price on May 24, 2006 was $28.01.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                            VULCAN MATERIALS COMPANY

Vulcan Materials Company ("Vulcan") and its subsidiaries are principally engaged in the production, distribution and sale of construction materials and chloralkali and other industrial chemicals. Vulcan is the nation's largest producer of construction aggregates, a major producer of asphalt and ready-mixed concrete, and a significant chemicals producer, producing chloralkali and other industrial chemicals. Vulcan's headquarters are located in Birmington, Alabama, and its $1.00 par value common stock is traded on the New York Stock Exchange under the symbol "VMC". Information filed with the SEC by Vulcan under the Exchange Act can be located with reference to its SEC file number: 1-4033.

             CLOSING                CLOSING                CLOSING              CLOSING          CLOSING                CLOSING
    2001      PRICE       2002       PRICE       2003       PRICE       2004     PRICE   2005     PRICE       2006       PRICE
    ----      -----       ----       -----       ----       -----       ----     -----   ----     -----       ----       -----
January      45.48     January      46.40     January      34.05     January    47.70  January   56.48      January     71.88
February     42.33     February     48.33     February     31.70     February   47.30  February  57.86      February    79.00
March        46.83     March        47.54     March        30.23     March      47.44  March     56.83      March       86.65
April        46.23     April        46.02     April        34.97     April      46.24  April     53.04      April       84.96
May          54.08     May          47.83     May          36.64     May        44.76  May       59.93
June         53.75     June         43.80     June         37.07     June       47.55  June      64.99
July         49.05     July         40.44     July         40.22     July       47.62  July      70.24
August       48.01     August       39.02     August       41.41     August     47.67  August    71.85
September    43.20     September    36.16     September    39.91     September  50.95  September 74.21
October      41.57     October      33.56     October      44.31     October    49.78  October   65.00
November     46.25     November     37.74     November     44.47     November   51.85  November  66.70
December     47.94     December     37.50     December     47.57     December   54.61  December  67.75

The closing price on May 24, 2006 was $77.13.

                              WEYERHAEUSER COMPANY

Weyerhaeuser Company ("Weyerhaeuser") is principally engaged in the growing and harvesting of timber and the manufacture, distribution and sale of forest products, real estate development and construction, and other real estate related activities. Weyerhaeuser's headquarters are located in Federal Way, Washington, and its $1.25 par value common stock is traded on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange under the symbol "WY". Information filed with the SEC by Vulcan under the Exchange Act can be located with reference to its SEC file number: 1-4825.

             CLOSING                CLOSING                CLOSING              CLOSING          CLOSING                CLOSING
    2001      PRICE       2002       PRICE       2003       PRICE       2004     PRICE   2005     PRICE       2006       PRICE
    ----      -----       ----       -----       ----       -----       ----     -----   ----     -----       ----       -----
January      52.50     January      58.32     January      48.05     January    61.46  January   62.40      January     69.76
February     53.74     February     61.82     February     49.85     February   65.25  February  66.93      February    68.29
March        50.79     March        62.86     March        47.83     March      65.50  March     68.50      March       72.43
April        56.53     April        59.61     April        49.59     April      59.20  April     68.61      April       70.47
May          57.21     May          65.50     May          50.38     May        60.48  May       64.15
June         54.97     June         63.85     June         54.00     June       63.12  June      63.65
July         59.73     July         58.75     July         56.29     July       62.00  July      68.98
August       56.75     August       54.51     August       59.50     August     62.51  August    65.02
September    48.71     September    43.77     September    58.45     September  66.48  September 68.75
October      49.91     October      45.30     October      60.23     October    62.64  October   63.34
November     52.85     November     52.60     November     57.00     November   66.00  November  66.31
December     54.08     December     49.21     December     64.00     December   67.22  December  66.34

The closing price on May 24, 2006 was $62.72.

THE PHLX HOUSING SECTOR(SM) INDEX
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LICENSE AGREEMENT

PHLX and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the Index, in connection with securities, including the Notes. The Index is owned and published by PHLX.

The license agreement between PHLX and UBS provides that the following language must be set forth in this prospectus supplement:

The PHLX Housing Sector(SM) Index is not sponsored, endorsed, sold or promoted by Philadelphia Stock Exchange, Inc. ("PHLX"). PHLX makes no representation or warranty, express or implied, to the owners of the Index or any member of the public regarding the advisability of investing in securities generally or in the Index particularly or the ability of the Index to track market performance. PHLX's only relationship to UBS is the licensing of certain names and marks and of the Index which is determined, composed and calculated without regard to UBS. PHLX has no obligation to take the needs of UBS or the owners of the Index into consideration in determining, composing or calculating the Index. PHLX is not responsible for and has not participated in the determination or calculation made with respect to the issuance or redemption of the Index. PHLX has no obligation or liability in connection with the administration, marketing or trading of the Index.

PHLX DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE PHLX HOUSING SECTOR(SM) INDEX (HGX) ("Index") OR ANY DATA INCLUDED THEREIN. PHLX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE INDEX, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. PHLX MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL PHLX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"PHLX Housing Sector(SM)" and "HGX(SM)" are service marks of the Philadelphia Stock Exchange, Inc. and have been licensed for use by UBS Securities LLC and its parent, UBS AG.

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Valuation of the Notes


UPON A CALL. If the Notes are called you will receive the Call Price for the applicable Observation Date. The Call Price is equal to $10 x (1 + Called Return) for each $10 principal amount of the Notes. The Called Return will be a simple return of 20% per annum:
                                                                CALL PRICE
   OBSERVATION DATE               CALLED RETURN                (PER $10.00)
   ------------------------------------------------------------------------
     May 31, 2007                     20.0%                       $12.00
     May 30, 2008                     40.0%                       $14.00

AT MATURITY. If the Notes are not called, you will receive a negative return on your investment consisting of a cash payment at maturity based on the Index Return. The Notes are exposed to any increase in the level of the Index and a positive Index Return will reduce your cash payment at maturity below your principal amount. If the Index increases over the term of the Notes, you may lose up to 50% of your principal amount. For a description of how your payment at maturity will be calculated, see "How to determine the return on the Notes" on page S-4 and "Specific Terms of the Notes--Payment upon a Call or at Maturity" on page S-26.

PRIOR TO CALL OR MATURITY. You should understand that the market value of the Notes prior to maturity will be affected by several factors, many of which are beyond our control. We expect that, generally, the level of the Index on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include supply and demand for the Notes, the volatility of the Index, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-6 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

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Specific Terms of the Notes

In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below. References to "Index" mean the PHLX Housing Sector(SM) Index.

COUPON

We will not pay you interest during the term of the Notes.

DENOMINATION

Your minimum investment is 100 Notes at a principal amount at $10.00 per Note (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

PAYMENT UPON A CALL OR AT MATURITY

If the Notes are called prior to maturity:

The Notes will be called if the closing level of the Index is below the Index Starting Level on an Observation Date. If we call the Notes you will receive the Call Price for the applicable Observation Date. The Call Price is equal to $10 x (1 + Called Return) for each $10 principal amount of the Notes. The Called Return will be a simple return of 20% per annum:

                                                              CALL PRICE
 OBSERVATION DATE               CALLED RETURN                (PER $10.00)
 ------------------------------------------------------------------------
   May 31, 2007                     20.0%                       $12.00
   May 30, 2008                     40.0%                       $14.00

SPECIFIC TERMS OF THE NOTES
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If the Notes are NOT called prior to maturity:

At maturity, you will receive a negative return on your investment consisting of a cash payment per $10 principal amount of the Notes based on the Index Return.

> If the Index Return is POSITIVE, you will receive a NEGATIVE return on your Notes. The payment at maturity will be reduced by 1% for every 1% gain in the Index, subject to a maximum loss of 50% of the principal amount of the Notes. For example, if the Index increases by 10% over the term of the Notes (an Index Return of 10%), you will receive a NEGATIVE return of 10%.

IF THE INDEX INCREASES OVER THE TERM OF THE NOTES, YOU MAY LOSE UP TO 50% OF YOUR PRINCIPAL AMOUNT.

The "Index Return" will be the difference between the closing level of the Index on the final valuation date and on the trade date, expressed as a percentage and calculated as follows:


                      Index Ending Level - Index Starting Level
      Index Return  = -------------------------------------------
                               Index Starting Level

where the "Index Starting Level" is 229.56, the closing level of the Index on the trade date, and the "Index Ending Level" is the closing level of the Index on the final valuation date.

See "How to determine the return on the Notes" on page S-4.

CALL SETTLEMENT DATE

If the Notes are called on the first Observation Date, the call settlement date will be June 6, 2007, unless that day is not a business day, in which case the call settlement date will be the next following business day. If the fifth business day before this applicable day does not qualify as the first Observation Date as determined in accordance with "--Observation Dates" below, then the call settlement date will be the fifth business day following such first Observation Date. If the Notes are called on the final Observation Date (the final valuation date), the call settlement date will be the maturity date. The calculation agent may postpone an Observation Date--and therefore a call settlement date--if a market disruption event occurs or is continuing on a day that would otherwise be an Observation Date. We describe market disruption events under "--Market Disruption Event" below.

OBSERVATION DATES

The Observation Dates will be each of May 31, 2007 and May 30, 2008 (the final valuation date), unless the calculation agent determines that a market disruption event occurs or is continuing on any such day. In that event, the affected Observation Date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will an Observation Date for the Notes be postponed by more than ten business days.

MATURITY DATE

If not previously called, the Notes will mature on June 6, 2008, unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

SPECIFIC TERMS OF THE NOTES
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FINAL VALUATION DATE

If not previously called, the final valuation date will be May 30, 2008 (the same date as the final Observation Date), unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Notes be postponed by more than ten business days.

MARKET DISRUPTION EVENT

The calculation agent will determine the Index closing level on each Observation Date and the Index ending level on the final valuation date. As described above, either Observation Date and the final valuation date may be postponed, and thus the determination of the Index closing level and the Index ending level may be postponed if the calculation agent determines that, on an Observation Date or on the final valuation date, a market disruption event has occurred or is continuing. If such a postponement occurs, the calculation agent will use the closing level of the Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Index closing level or the Index ending level be postponed by more than ten business days.

If the determination of the Index closing level or the Index ending level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Index closing level or the Index ending level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index closing level or the Index ending level that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event:

> a suspension, absence or material limitation of trading in a material number of Index Constituent Stocks for more than two hours or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

> a suspension, absence or material limitation of trading in option or futures contracts relating to the Index or a material number of Index Constituent Stocks in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

> the Index is not published, as determined by the calculation agent in its sole discretion; or

> in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described in the section entitled "Use of Proceeds and Hedging" on page S-32.

The following events will not be market disruption events:

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

> a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent Stocks.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to the Index or any Index Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

SPECIFIC TERMS OF THE NOTES
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REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "Description of Debt Securities We May Offer--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the Notes on any day will be an amount, in U.S. Dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

>    no quotation of the kind referred to above is obtained; or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business days objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency; or

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE INDEX; ALTERATION OF METHOD OF
CALCULATION

If PHLX discontinues publication of the Index and they or any other person or entity publish a substitute index that the calculation agent determines is comparable to the Index and approves as a successor index then the calculation agent will determine the Index Return, the Index Starting Level, the Index level on each Observation Date, the Index Ending Level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of the Index is discontinued and that there is no successor index on any date when the value of the Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or another index and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.

If the calculation agent determines that the securities included in the Index or the method of calculating the Index has been changed at any time in any respect--including any addition, deletion or substitution and any reweighting or rebalancing of the Index Constituent Stocks and whether the change is made by PHLX under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the Index Constituent Stocks or their issuers or is due to any other reason--that causes the Index not to fairly represent the value of the Index had such changes not been made or that otherwise affects the calculation of the Index Return, the Index Starting Level, the Index level on each Observation Date, the Index Ending Level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the Index that it believes are appropriate to ensure that the Index level used to determine whether the Notes must be called on either Observation Date and the Index Return used to determine the amount payable on the maturity date are equitable. All determinations and adjustments to be made by the calculation agent with respect to the Index Return, the Index Starting Level, the Index level on each Observation Date, the Index

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

Ending Level, the amount payable at maturity or otherwise relating to the level of the Index may be made by the calculation agent in its sole discretion.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes upon a call or at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean any day that is a business day of the kind described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "--Maturity Date" and "--Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, the default amount, the Index Return, the Index Starting Level, the level of the Index on each Observation Date, the Index Ending Level and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

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Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter options or futures on Index Constituent Stocks or listed and/or over-the-counter options, futures or exchange-traded funds on the Index prior to or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

> acquire or dispose of long or short positions of securities of issuers of the Index Constituent Stocks;

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or the value of the Index Constituent Stocks;

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks; or

>    any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the Index Constituent Stocks, listed or over-the-counter options or futures on Index Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or indices designed to track the performance of the Index or other components of the U.S. equity markets.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-6 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

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Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

AS OF MARCH 31, 2006 (UNAUDITED)                              CHF          USD
--------------------------------------------------------------------------------
                                                               (IN MILLIONS)
Debt
  Debt issued(1) .......................................    296,632      227,316
                                                            -------      -------
  Total Debt ...........................................    296,632      227,316
Minority Interest(2) ...................................      5,571        4,269
Shareholders' Equity ...................................     47,850       36,669
                                                            -------      -------
Total capitalization ...................................    350,053      268,254
                                                            =======      =======


-----------------

(1) INCLUDES MONEY MARKET PAPER AND MEDIUM TERM NOTES AS PER BALANCE SHEET POSITION BASED ON THE REMAINING MATURITIES.

(2)  INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.76632.

INCORPORATION OF INFORMATION ABOUT UBS AG

We incorporate by reference in this prospectus supplement UBS AG's submissions on Form 6-K, which UBS AG filed with the SEC on April 11, 2006 and May 4, 2006 (containing UBS AG's First Quarter 2006 Report).

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Supplemental Tax Considerations


THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES FEDERAL AND SWISS TAX CONSIDERATIONS RELATING TO THE NOTES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF SWITZERLAND AND THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE NOTES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE NOTES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus). NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN THE NOTES.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat the Notes as a pre-paid derivative contract with respect to the Index and the terms of the Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat the Notes for all tax purposes in accordance with such characterization. If the Notes are so treated, you should recognize capital gain or loss upon the sale, call or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Notes will generally begin on the date after the issue date (I.E., the settlement date) for your Notes and, if you hold your Notes until maturity, your holding period will generally include the maturity date.

ALTERNATIVE TREATMENTS. Alternatively, it is possible that the Notes could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale, call or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, redemption, call or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

If the Notes are treated as a contingent debt instrument and you purchase your Notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Notes, such excess or discount would not be subject to the generally applicable market discount or amortizable bond

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SUPPLEMENTAL TAX CONSIDERATIONS

premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Notes in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that you recognize upon the call or maturity of the Notes should be treated as ordinary gain or loss. It is also possible that the Internal Revenue Service could assert that you should be required to accrue interest with respect to the 50% of your investment that you are guaranteed to receive upon a call or maturity. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL
Under present Swiss law, repayment of principal of the Notes by us is not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON SALE OR REDEMPTION
Under present Swiss law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES
There is no tax liability in Switzerland in connection with the issue, turnover and redemption of the Notes. However, the Notes sold through a bank or other securities dealer resident in Switzerland or Liechtenstein might be subject to Securities Turnover Tax.

RESIDENTS OF SWITZERLAND
If you are an individual resident in Switzerland for tax purposes and hold Notes as your private property, you should consult with your own tax advisor. It is possible that, for Swiss income tax purposes, your investment in Notes may be treated as an investment in bonds with a variable one-time return. Thus, if you hold your Notes until maturity, you may be taxed upon any proceeds from the repayment in excess of the principal amount initially invested. If you sell your Notes to a third party prior to maturity, you may be taxed upon the difference between the sale proceeds and your initially invested amount.

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ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

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Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount of up to 2% from the original issue price applicable to the offered Notes. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Notes against payment for the Notes on or about the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary ................    S-1
Risk Factors .................................    S-6
The PHLX Housing Sector(SM) Index ............   S-11
Valuation of the Notes .......................   S-25
Specific Terms of the Notes ..................   S-26
Use of Proceeds and Hedging ..................   S-32
Capitalization of UBS ........................   S-33
Supplemental Tax Considerations ..............   S-34
ERISA Considerations .........................   S-36
Supplemental Plan of Distribution ............   S-37

PROSPECTUS

Introduction .................................      3
Cautionary Note Regarding Forward-
  Looking Statements .........................      5
Incorporation of Information About
  UBS AG .....................................      7
Where You Can Find More Information ..........      8
Presentation of Financial Information ........      9
Limitations on Enforcement of U.S.
  Laws Against UBS AG, Its
  Management and Others ......................     10
Capitalization of UBS ........................     10
UBS ..........................................     11
Use of Proceeds ..............................     13
Description of Debt Securities We May
  Offer ......................................     14
Description of Warrants We May Offer .........     36
Legal Ownership and Book-Entry
  Issuance ...................................     53
Considerations Relating to Indexed
  Securities .................................     59
Considerations Relating to Securities
  Denominated or Payable in or Linked
  to a Non-U.S. Dollar Currency ..............     62
U.S. Tax Considerations ......................     65
Tax Considerations Under the Laws of
  Switzerland ................................     76
ERISA Considerations .........................     78
Plan of Distribution .........................     79
Validity of the Securities ...................     82
Experts ......................................     82



{UBS LOGO}
Bearish
Callable
Notes


UBS AG $11,250,000 NOTES
LINKED TO THE
PHLX HOUSING SECTOR(SM) INDEX
DUE JUNE 6, 2008






PROSPECTUS SUPPLEMENT


MAY 24, 2006
(TO PROSPECTUS DATED MARCH 27, 2006)










UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.